UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 18, 2026

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	1-38962	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 N. Vel R. Phillips Avenue, Milwaukee, Wisconsin 53203

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FISV	The NASDAQ Stock Market LLC
1.125% Senior Notes due 2027	FISV27	The NASDAQ Stock Market LLC
1.625% Senior Notes due 2030	FISV30	The NASDAQ Stock Market LLC
3.000% Senior Notes due 2031	FISV31	The NASDAQ Stock Market LLC
4.500% Senior Notes due 2031	FISV31A	The NASDAQ Stock Market LLC
2.875% Senior Notes due 2028	FISV28C	The NASDAQ Stock Market LLC
3.500% Senior Notes due 2032	FISV32	The NASDAQ Stock Market LLC
4.000% Senior Notes due 2036	FISV36	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Supplemental CEO Equity Award

On February 18, 2026, the independent members of the Board of Directors (the “Board”) of Fiserv, Inc. (the “Company”), consistent with the recommendation of the Talent and Compensation Committee of the Board, awarded Michael P. Lyons, Chief Executive Officer, a supplemental equity award (the “Award”) consisting of performance share units (“PSUs”) and time-vesting restricted stock units (“RSUs”). The Award reflects the Board’s recognition of the importance of Mr. Lyons’s ongoing leadership in successfully executing key strategic actions to transform the Company, including the One Fiserv action plan designed to drive long-term growth and position the Company for future success.

The Award is structured to promote the retention of Mr. Lyons as the Company’s Chief Executive Officer and align his incentive opportunity with Fiserv’s absolute and relative shareholder value creation over the long term. The PSUs, which have a grant date value of approximately $18 million, will cliff vest after three years subject to achievement of performance goals tied to relative total shareholder return and the One Fiserv action plan. Specific measurable performance metrics for the One Fiserv action plan will be set at a later date in connection with Company’s 2026 investor day. The RSUs, which have a grant date value of approximately $12 million, will vest pro-rata on the first three anniversaries of the grant date.

The Award is in addition to the approximately $18.7 million annual equity incentive award granted to Mr. Lyons on the same date, comprised 60% of PSUs, which will cliff vest after three years subject to achievement of performance goals tied to relative total shareholder return, adjusted revenue growth, adjusted earnings per share, and free cash flow conversion, and 40% of RSUs, which will vest pro-rata on the first three anniversaries of the grant date.

The forgoing summary of the Award is qualified in all respects by reference to the text of the award agreements that govern the Award, forms of which are filed as Exhibits 10.4 and 10.18 to the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2026 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: February 20, 2026	By:	/s/ Paul M. Todd
Paul M. Todd Chief Financial Officer